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                                                                    EXHIBIT 5(B)
                         INVESTMENT ADVISORY AGREEMENT
                            [Non-Money Market Funds]



                 THIS AGREEMENT is made as of the 22nd of April, 1992 between PACIFIC HORIZON FUNDS, INC., a Maryland corporation (herein called the "Company"), and Bank of America National Trust and Savings Association (the "Adviser").

                 WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

                 WHEREAS, Security Pacific National Bank currently furnishes investment advisory services to the Company's non-money market funds pursuant to an Investment Advisory Agreement dated as of the 22nd of April, 1992 (the "Current Agreement"); and

                 WHEREAS, Security Pacific National Bank is this day merging with the Adviser (the "Merger"); and

                 WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company following the Merger;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                 1.       Appointment.

                          (a)     The Company hereby appoints the Adviser to
act as investment adviser to the following investment portfolios of the
Company: Aggressive Growth Fund, Capital Income Fund, U.S. Government Securities Fund and California Tax-Exempt Bond Fund (the "Initial Funds") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                          (b)     In the event that the Company establishes one
or more investment portfolios other than the Initial Funds with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Company in writing whereupon such investment portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Initial Funds except to the extent that said provisions (including those relating to the compensation payable by the Fund
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to the Adviser) are modified with respect to such Fund in writing by the
Company and the Adviser at the time. The Initial Funds and any additional Fund established hereunder in accordance with this paragraph are sometimes collectively referred to herein as the "Funds" and individually as a "Fund."

                 2.       Services.

                 Subject to the supervision of the Company's Board of Directors, the Adviser will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Fund's Prospectus, as from time to time amended, and resolutions of the Company's Board of Directors. The Adviser further agrees that it:

                          (a)     will conform with all applicable Rules and
Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to banking law.

                          (b)     will place all orders for the purchase and
sale of portfolio securities for the account of each Fund with brokers or
dealers selected by the Adviser.   In executing portfolio transactions and
selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Company and each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Company's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser





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determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the particular Fund and to the Company. In no instance will portfolio securities be purchased from or sold to the Adviser or Concord Financial Group, Inc. or an affiliated person of either acting as principal or as broker, except as permitted by law. In executing portfolio transactions for any Fund the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Funds' registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

                          (c)      will maintain all books and records with
respect to the securities transactions of the Company's Funds, keep books of account with respect to such Funds and furnish the Company's Board of Directors such periodic special reports as the Board may request.

                          (d)      will maintain a policy and practice of
conducting its investment advisory operations independently of its commercial banking operations. When the Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of its commercial department. In dealing with commercial customers, the Adviser's commercial department will not inquire or take into consideration whether securities of those customers are held by the Funds.

                          (e)      will treat confidentially and as proprietary
information of the Company all records and other information relative to the Company and prior or present shareholders or those persons or entities who respond to Concord Financial Group, Inc. inquiries concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Adviser from advertising to or soliciting the





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public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to Concord Financial Group, Inc. inquiries.

                 3. Services Not Exclusive. The Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board of Directors from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The investment management services furnished by the Adviser hereunder are not deemed exclusive, and the Adviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                 4. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

                 5. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Company.

                 6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay the Adviser and the Adviser will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears), at an annual rate of .45% of the net assets of the Capital Income Fund; .60% of the net assets of the Aggressive Growth Fund;
 .35% of the net assets of the U.S. Government Securities Fund; and .40% of the net assets of the California Tax-Exempt Bond Fund. Such fee as is attributable to each Fund will be a separate charge to each such Fund and will be the several (and not joint or joint and several) obligation of each such Fund.

                 If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable with respect to





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such Fund to the Adviser hereunder to the aggregate fees otherwise payable with respect to such Fund to the Adviser hereunder and to the Fund's Administrator under its Administration Agreement with the Company. The obligation of the Adviser to reimburse any Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year with respect to such Fund; provided, however, that notwithstanding the foregoing, the Adviser will reimburse any Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated and accrued daily and paid on a monthly basis.

                 7. Limitation of Liability. The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                 8. Duration and Termination. This Agreement will become effective with respect to an Initial Fund on the date of the consummation of the Merger of Security Pacific National Bank and the Adviser, provided that the shareholders of the Fund have previously approved the Agreement in accordance with the requirements of the 1940 Act. This Agreement will become effective with respect to any additional Fund on the date of receipt by the Company of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholder(s) of the Fund in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement will continue in effect until October 31, 1993. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Company (by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of such





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Fund), or by the Adviser, on sixty days' written notice.  This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" will have the same meaning as the meaning of such terms in the 1940 Act.)

                 9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

                 10. Notices. Notices of any kind to be given to the Adviser hereunder by the Company will be in writing and will be duly given if mailed or delivered to the Adviser at 300 South Grand Avenue, Suite 2200, Los Angeles, California 90071, Attention: Sandra Brown, or at such other address or to such individual as will be so specified by the Adviser to the Company. Notices of any kind to be given to the Company hereunder by the Adviser will be in writing and will be duly given if mailed or delivered to the Company at 156 West 56th Street, 19th Floor, New York, New York 10019, Attention: William B. Blundin (with a copy to one Wilshire Boulevard, Suite 2000, Los Angeles, California 90071, Attention: Thomas M. Collins, President), or at such other address or to such individual as will be so specified by the Company to the Adviser.

                 11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by New York law; provided that nothing herein will be construed in a manner inconsistent with the 1940





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Act, the Investment Advisers Act of 1940 or any rule or regulation of the
Securities and Exchange Commission thereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    PACIFIC HORIZON FUNDS, INC.



                                    By:/s/ Thomas M. Collins
                                       ----------------------------
                                       Thomas M. Collins, President


                                    BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION



                                    By  /s/ Peter S. Voss
                                       ----------------------



                                    And: /s/ Debra McGinty-Poteet
                                         ------------------------





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